                               TUCKER FEDERAL BANK

                         -------------------------------

                            Employment Agreement with

                                  SHEILA E. RAY

                  THIS EMPLOYMENT AND NONCOMPETITION AGREEMENT ("Agreement") is entered into as of the 4th day of February, 2002, by and between TUCKER
FEDERAL BANK (THE "EMPLOYER"), WHICH IS A FEDERALLY CHARTERED STOCK SAVINGS AND LOAN ASSOCIATION WITH PRINCIPAL OFFICES AT TUCKER, GEORGIA, and SHEILA E. RAY, an individual resident of Georgia (the "Employee").

                                   BACKGROUND

         A. The Employee has been a key Employee of the Employer, and has been employed by the Employer as its CHIEF FINANCIAL OFFICER & CHIEF OPERATING OFFICER, and is experienced in all phases of the business of the Employer.

         B. The Employee and Employer have previously entered into the Employment Agreement ("Prior Agreement") that was effective on March 3, 1997.

         C. The parties now desire to adopt a new Employment Agreement to outline the terms of the Employee's employment with the Employer, and to supersede the Prior Agreement.

         D. This Agreement, and the supersession of the Prior Agreement, is made in consideration of the mutual covenants contained herein.

                                    AGREEMENT

         1.       Definitions.

                  As used in this Agreement, the following terms shall have the meanings set forth below:

                  a. "Affiliate" means any person, firm, corporation, partnership, association, or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Employer. For purposes of this section "control" means the ownership of more than fifty percent (50%) of the stock of the entity (if it is a corporation) or of either the profits or the equity interest (if the entity is a partnership).

                  b. "Area" means the counties of the State of Georgia in which the Employer maintains bank branches as of the Employment Agreement Date, which are DeKalb, Fulton, Gwinnett, and Clayton. If the Term is extended by the Board pursuant to Section 4 below, the Board shall simultaneously expand or contract the Area as of such extension action to include additional counties in which the Employer has opened branches and exclude counties in which all branches were closed or otherwise removed.

                  c.       "Board" means the Board of Directors of the Employer.

                  d. "Business of the Employer" means the business conducted by the Employer, which is the business of financial services.

                  e. "Cause" means the occurrence of any of the following events:

                           i) the Employee's material breach of the terms of this Agreement, including, without limitation, the Employee's failure to perform his duties and responsibilities in the manner and to the extent required under this Agreement or to follow the policies, procedures, and authorities instituted and granted by the Board;

                           ii) conduct by the Employee that amounts to fraud, dishonesty, or willful misconduct in the performance of his duties and responsibilities hereunder, or is a breach of fiduciary duty, including a breach involving personal profit;

                           iii)     the Employee's knowing and material
                  misrepresentation to the Board in relation to a matter within the scope of the Employee's duties and responsibilities for the Employer;

                           iv) the Employee's arrest for, charge in relation to (by criminal information, indictment, or otherwise), or conviction during the Term of this Agreement of a felony or any other crime involving dishonesty, breach of trust, or moral turpitude.

                  For purposes of this paragraph, no act or failure to act by the Employee shall be considered to be willful unless he acted or failed to act with an absence of good faith and a reasonable belief that his action or failure to act was in the best interests of the Employer.

                  f. "Change in Control" means any one of the following events in relation to the Employer or any Affiliate of the Employer that owns more than fifty percent (50%) of the Employer (either of which shall be referred to below as the "Company"):

                           i) the acquisition by any person or persons acting in concert of the then outstanding voting securities of the Company, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote more than twenty-five percent (25%) of any class of voting securities of the Company; provided, however, that no acquisition of voting securities by the Employee or by the Eagle Bancshares, Inc. 401(k) Savings and Employee Stock Ownership Plan shall constitute a Change in Control;

                           ii) within any twenty-four (24) month period (beginning on or after the Effective Date) the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the board of the Company. For purposes of this subsection, any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if that director were elected subsequently to the board of the Company by, on the recommendation of, or with the approval of at least two-thirds of the directors who then qualified as Incumbent Directors. Furthermore, no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;

                           iii) a reorganization, merger, or consolidation, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, or consolidation do not immediately thereafter own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged, or consolidated company's then outstanding voting securities; or

                           iv) the sale, transfer, or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

         Notwithstanding the foregoing, no Change in Control shall occur if the transactions or occurrences described above involve only the Company, Eagle Bancshares, Inc., and/or Affiliates of the Company or of Eagle Bancshares, Inc.

                  g. "Code" means the Internal Revenue Code of 1986, as amended.

                  h. "Compensation Committee" means the Compensation Committee of Eagle Bancshares, Inc..

                  i. "Competing Business" means any person, firm, corporation, joint venture or other business entity which is engaged in the Business of the Employer (or any aspect thereof) within the Area.

                  j. "Confidential Information" means confidential data and confidential information relating to the business of the Employer (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Employee or of which the Employee became aware as a consequence of or through Employee's relationship to the Employer and which has value to the Employer and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Employer (except where such public disclosure has been made by the Employee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

                  k. "Disability" means the inability of the Employee to perform his duties hereunder due to a physical, mental, or emotional impairment, as determined by an independent qualified physician (who may be engaged by the Employer), and results in the Employee becoming eligible for long-term disability benefits under the Employer's long-term disability plan (or, if the Employer has no such plan in effect with regard to the Employee, which impairs the Employee's ability to substantially perform his duties under this Agreement for a period of at least one hundred eighty (180) consecutive days). This definition is intended to apply only to the applicable provisions of this Agreement, and is not intended by the Parties to constitute an interpretation or analysis of any issue that might arise under the disability provisions of the Americans with Disabilities Act or any similar law.

                  l.       "Effective Date" means NOVEMBER 6, 2001.

                  m. "Expiration Date" means the date on which the Term (and all renewals or extension of the Term) expires.

                  n. "Good Reason" means the occurrence of any of the following events which is not corrected by the Employer within thirty
         (30) days after the Employee's written notice to the Employer of the same:

                           i) the nature of Employee's duties or the scope of his responsibilities are substantially modified or his authority or responsibilities in connection with his Employment are materially reduced without the Employee's written consent;

                           ii) if the Employee is a member of the Board on the Effective Date or any renewal date under Section 4.a, the Employee is not reelected to the Board;

                           iii) the Employer changes the location of the Employee's place of employment to more than fifty (50) miles from its present location; or

                           iv) a material breach of the Agreement by the Employer, including, but not limited to, the material reduction of the Employee's Base Annual Compensation under Subsection 5.a. or a material reduction in the total Employee Benefits provided under Subsection 5.d without the adjustment to compensation outlined in Subsection 5.d.ii).

                  o. "Protected Period" means the period that begins on the date six (6) months before a Change in Control and ends on the later of: (a) the second annual anniversary of the Change in Control; or (b) the Expiration Date.

                  p.       "Term" is defined in Section 4.

                  q. "Termination Date" means the date which corresponds to the first to occur of:

                           i) the death, Disability, or Retirement of the Employee;

                           ii)      the Expiration Date; or

                           iii) the date on which the Employee or the Employer terminates this Agreement for any reason pursuant to
                  Section 8 below.

                  r. "Trade Secrets" means information, without regard to form, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which is not commonly known by or available to the public and (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and
         (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

                  s. "Work" means a copyrightable work of authorship, including without limitation, any technical descriptions for products, user's guides, illustrations, advertising materials, computer programs (including the contents of read only memories) and any contribution to such materials.

         2. Employment. The Employer hereby employs the Employee and Employee hereby accepts employment by the Employer during the Term and upon the terms and conditions contained in this Agreement.

         3.       Office and Duties

                  a. Employee is employed as the CHIEF FINANCIAL OFFICER & CHIEF OPERATING OFFICER of the Employer. The Employee shall perform such duties as are customarily performed by one holding these positions and shall additionally render such other services and duties as may be reasonably assigned to him from time to time by the Employer, consistent with his positions. Such positions and duties may be modified during the Term so long as such modification does not constitute "Good Reason" under Section 1.n.i above.

                  b. Employee shall discharge his duties at the offices of the Employer in Tucker, Georgia or at such other locations as shall be determined from time to time by the Employer, and shall engage in such travel as may be necessary to perform such duties described in Subparagraph a. above. The Employer shall provide the Employee with the working facilities customary for similar executives and necessary for him to perform his duties.

                  c. During the Term, the Employee shall report directly to the CHAIRMAN (his "Supervisor) or such successor Supervisor as may be appointed by the Board, and shall perform his services in accordance with the reasonable standards as the Supervisor and/or the Board may establish from time to time.

                  d. All services hereunder shall be rendered by the Employee to the best of his ability in a competent, efficient and businesslike manner. Throughout the term of this Agreement, the Employee shall devote substantially all of his working time (not less than an average of 40 hours per week), energy, skill, loyalty, and best efforts to his duties hereunder in a manner that will faithfully and diligently further the business and interests of the Employer.

         4.       Term of Employment.

                  a. The term of employment under this Agreement (the "Term") shall commence on the Effective Date and shall terminate, unless renewed, on APRIL 3, 2004. Notwithstanding the foregoing, on or before each APRIL 3RD, the Board may extend the Term by an additional year, unless the Employee advises the Board in writing within 30 days of the Board's notifying him of its extension action that he does not want the extension to be effective.

                  b. Upon the expiration of the Term without renewal or extension (i.e., the Expiration Date), the duties and obligations of both the Employer and the Employee shall terminate, except with respect to the covenants under Section 7 below.

         5.       Employee Compensation and Benefits.

                  a.       Base Annual Salary.

                           i) Initial Base Annual Salary. For all services rendered by Employee to Employer under this Agreement, Employer shall pay to Employee during the Term an initial Base Annual Salary of $167,000. The Base Annual Salary shall be payable in cash in the same frequency as is customary for the Employer's employees.

                           ii) Adjustments to Base Annual Salary. During the Term, not less frequently than annually, the Compensation Committee (or such alternate committee as may be designated by the Board) shall review the Base Annual Salary of the Employee, as well as the performance of the Employee in reference to his duties, authority, and services rendered. The Board may then, in its sole discretion, decide to increase the Employee's Base Annual Salary. Such review shall be in accordance with the then current procedures of the Employer regarding the salaries and performance of its officers.

                           iii) Except for the compensation and other benefits provided in this Section 5, the Base Salary shall be Employee's sole compensation for the services rendered hereunder during the Term.

                  b.       Fringe Benefits

                           The Employee shall be eligible to participate in any fringe benefit programs or arrangements that are or may become available to the Employer's similarly situated management employees or officers, including by way of example: such stock option or incentive compensation programs that are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement.

                  c.       Employee Benefits.

                           i) Throughout the Term, the Employee shall be entitled to participate in and receive the benefits of any employee benefit plans potentially applicable to management employees and officers of the Employer, in accordance with the Employer's normal policies in effect from time to time.

                           ii) Nothing in this Agreement precludes the Employer from amending or terminating any of the plans or programs applicable to the Employee if such amendment or termination is applicable to substantially all similarly situated management employees or officers.

                  d.       Vacation and Sick Leave.

                           During the Term, the Employee shall be entitled to absent himself voluntarily without loss of pay from performance of his employment with the Employer for vacation and for valid and legitimate health-related reasons. Such absences shall be administered in accordance with the vacation and/or sick leave practices of the Employer in relation to its officers.

         6. Expenses. The Employee shall be reimbursed by the Employer for all reasonable expenses incurred by him in furtherance of the performance of his duties hereunder, in accordance with the expense reimbursement policies adopted by the Employer from time to time and with sufficient record of such expenses to comply with Internal Revenue Service Regulations. The Board may, in its discretion, authorize the payment of an expense allowance to the Employee for one or more categories of anticipated expenses.

         7.       Employee's Covenants.

                  a. To the extent and subject to the limitations provided in the following subsections of this Section 7 (whichever may be applicable) the Employee hereby covenants as follows:

                           i) Loyalty. During the Term, and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder. During the Term, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Employer. Notwithstanding the foregoing, the Employee may engage in activities relating to service on boards of directors of, and hold any other offices or positions in, companies or organizations, so long as such activities do not interfere with the Employee's responsibilities to the Employer, nor conflict with any interest with the Employer or any of its subsidiaries or affiliates, or unfavorably affect the performance of the Employees' duties pursuant to this Agreement, or will not violate any applicable statute or regulation AND are approved in advance by the Board.

                           ii)      Covenant Not to Compete.

                                    (1)      Upon termination of the Employee's
                           employment hereunder for any reason other than the expiration of the Term without renewal, and for a period of six (6) months thereafter, the Employee will not directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever, engage anywhere in the Area in a Competing

                           Business in the capacity of an employee having duties and responsibilities similar to the duties and responsibilities of the Employee under the terms of this Agreement, except with the Employer's written consent.

                                    (2)      Notwithstanding anything herein to
                           the contrary, the Employee's small investment (less than two percent (2%) of the issued and outstanding shares or solely as a passive investor) in a Competing Business that is publicly traded shall not be deemed a violation of this Agreement. In addition, nothing contained in this Section shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business that is not a Competing Business.

                           iii) Covenant of Nonsolicitation of Customers and Depositors. Upon termination of the Employee's employment hereunder and for a period of six (6) months thereafter, the Employee will not directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever, solicit, or assist any other person in so soliciting, any depositors or customers of the Employer or its Affiliates to make deposits in, borrow money from, or become customers of any other financial institution conducting a Competing Business, limited to such depositors or customers with whom Employee has had material contact during the Term.

                           iv) Covenant of Nonsolicitation of Employees. Upon termination of the Employee's employment hereunder and for a period of six (6) months thereafter, the Employee will not directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever, induce any employees to terminate their employment with Employer its Affiliates.

                           v) Covenant of Nondisparagement. The Employee covenants that he shall refrain from making any negative, derogatory, harassing, or disparaging statements concerning the Employer, its officers and personnel, and its products or services.

                           vi) Covenant of Nondisclosure of Confidential Information. During the Term of Employee's employment hereunder and thereafter, and except as required by any court, supervisory authority, or administrative agency or as may be otherwise required by applicable law, the Employee shall not, without the written consent of the Board of Directors of the Employer or a person authorized thereby, disclose to any person (other than his personal attorney, or an employee of the Employer or an Affiliate, or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Employee of his duties as an employee of the Employer) or utilize in conducting a business, any confidential information obtained by him while in the employ of Employer, unless such information has become a matter of public knowledge at the time of such disclosure.

                  b.       Enforceability.

                           i) The covenants contained in this Section shall be construed and interpreted in any judicial proceeding, including arbitration, to permit their enforcement to the maximum extent permitted by law. The Employee agrees that the restraints imposed herein are necessary for the reasonable and proper protection of Employer and its Affiliates, and that each and every one of the restraints is reasonable in respect to activities restricted, length of time, and geographic area. If any of the covenants stated in this Section 7 is too broad in space or time to be enforceable, the parties request and agree that it may be reduced to such lesser breadth as may be necessary to make it enforceable.

                           ii)      If the Employee breaches any of the
                  covenants of this Section, any remaining payments due to the Employee shall be forfeited, and the Employer will be discharged from further performance under this Agreement. Furthermore, the Employee indemnifies the Employer for costs and losses caused by his breach of the covenants of this Section, and the Employer may seek such legal or equitable remedies as are available in relation to this breach.

                           iii) The Employee acknowledges that damages at law would not be a measurable or adequate remedy for breach of the covenants contained in this Section and, accordingly, Employee agrees to submit to the equitable jurisdiction of any court of competent jurisdiction in connection with any action to enjoin the Employee from violating any such covenants.

                           iv) The covenants in this Section shall be construed as independent of one another and as an agreement independent of any other agreement between the parties.

                           v) The existence of any claim or cause of action of the Employee against the Employer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to enforcement by the Employer of these covenants.

         8.       Discharge and Termination. Any termination described in this
Section 8 shall not affect the Employee's obligations under the covenants of
Section 7.

                  a. Termination by Death. The Employee's employment under this Agreement shall terminate upon his death during the term of this Agreement.

                           i) The Employer shall pay an amount equal to the Base Annual Salary that the Employee accrued through the date of death, plus an additional amount equal to the Base Annual Salary that would have been otherwise payable to the Employee (based on the rate of Base Annual Salary in effect on the date of death) for the period beginning on the date of death and ending on the last day of the month following the month in which the Employee's death occurred. Such payment shall be made through direct deposit to the Employee's bank account (if such direct deposit procedure was authorized by the

                  Employee prior to his death for his normal payroll amounts) or, if no such procedure was authorized by the Employee, to the Employee's estate. The payment shall be made as soon as administratively possible following the Employee's death.

                           ii) No further payments under Subparagraphs 5.a., 5.b., or 5.d. shall be payable by the Employer.

                           iii) The Employee's death shall not terminate or otherwise affect his rights (or the rights of his estate) to amounts payable or accrued as of the date of death under the terms of any Fringe Benefit Programs reflected under Subparagraph 5.b. or payable or accrued under the terms of the Employee Benefit Plans reflected under Subparagraph 5.c., or to the reimbursement of accrued expenses under Paragraph 6, except as outlined in such plans or programs.

                           iv) Notwithstanding the foregoing, if the Employee dies during the Protected Period after a Change in Control has occurred, any payments that would have been payable to the Employee under subparagraph 8.f. below will be payable to the Employee's estate.

                  b.       Termination by Disability

                           i) If an Employee becomes Disabled during the Term, the Employer will continue to pay to the Employee the Base Annual Salary outlined in Section 5.a. above until such time as the Employee becomes eligible for payments under any Disability Plan sponsored by the Employer (or, if sooner, the Expiration Date). At such time, the Employer may terminate the Employee's employment hereunder.

                           ii) If the Employer terminates the Employee's employment under this Section:

                                    (1)      No further payments under
                           Subparagraphs 5.a., 5.b., or 5.d. shall be payable by the Employer.

                                    (2)      The Employee's Disability shall not
                           terminate or otherwise affect his rights to amounts payable or accrued under the terms of any Fringe Benefit Programs reflected under Subparagraph 5.b. or payable or accrued under the terms of the Employee Benefit Plans reflected under Subparagraph 5.c., or to the reimbursement of accrued expenses under Paragraph 6, except as outlined in such plans or programs.

                           iii) During the period the Employee is receiving payments under this Agreement, as either regular Compensation or as Disability payments, and as long as he is physically and mentally able to do so, the Employee will furnish information and assistance to the Employer and, from time to time until the Employee's employment is terminated hereunder, will make himself available to the Employer to undertake assignments consistent with his prior position with the Employer and his physical and mental health. The Employee is responsible for reporting directly to the Board during this period of Disability. If the Employer fails to make a payment or provide a benefit required as part of this Agreement, the Employee's obligation to provide information and assistance will end.

                           iv) If the Employee becomes Disabled after a Change in Control and during the Protected Period, the benefits payable under this Section 8.b shall not apply, and the payments to the Employee shall be governed by Subsection 8.f. below.

                  c. Termination by Expiration. Upon the Expiration Date without renewal or extension, this Agreement shall terminate, and all duties of the Employer and Employee shall be discharged, with the exception of the covenants of Section 7, under which the Employee will continue to be bound. The Termination hereunder shall not terminate or otherwise affect the Employee's rights to amounts payable or accrued under the terms of any Fringe Benefit Programs reflected under Subparagraph 5.b. or payable or accrued under the terms of the Employee Benefit Plans reflected under Subparagraph 5.c., or to the reimbursement of accrued expenses under Paragraph 6, except as outlined in such plans or programs. Payments to the Employee upon a Termination by Expiration during the Protected Period will be governed by Subsection 8.f. below.

                  d.       Termination by the Employee

                           i) Retirement. The Employee may elect, with not less than six (6) months prior written notice to the Board, to retire from employment under the Agreement beginning on any date after he attains age 59 1/2, provided that the Employee continues his employment with the Employer until his retirement date. Upon such retirement, both the Employer and the Employee shall be discharged from further performance under this Agreement, except:

                                    (1)      The Employee will continue to be
                           bound by the covenants of Section 7;

                                    (2)      All payments of the Employee's Base
                           Annual Salary that have accrued through the Termination Date shall be paid to the Employee on the payroll date following the Termination Date; and

                                    (3)      The Employee's retirement shall not
                           terminate or otherwise affect his rights to amounts payable or accrued under the terms of any Fringe Benefit Programs reflected under Subparagraph 5.b. or payable or accrued under the terms of the Employee Benefit Plans reflected under Subparagraph 5.c., or to the reimbursement of accrued expenses under Paragraph 6, except as outlined in such plans or programs.

                                    (4)      If the Employee retires during the
                           Protected Period, payments under this Subsection 8.d.i) shall not apply, and payments to the Employee shall be governed by Subsection 8.f. below.

                           ii) For Good Reason. If the Employee terminates employment with the Employer for Good Reason, then:

                                    (1)      The Employee shall have no further
                           obligations under Sections 2 and 3 of this Agreement;

                                    (2)      Any amount of the Employee's Base
                           Annual Salary that has accrued through the Termination Date shall be paid to the Employee on the payroll date following the Termination Date, plus (in the form of periodic payments through the Expiration Date or, at the Employee's option, in the form of a lump sum payment within ten days after the Employee's Termination Date) his Base Annual Salary from the Employee's Termination Date through the later of: (a) the Expiration Date; or (b) twelve (12) months from the Termination Date; and

                                    (3)      The Employer shall pay to the
                           Employee at the same time and in the same manner as the payment under subparagraph (2) above an additional amount equal to twenty-five percent (25%) of the payment under subparagraph (2). Such additional payment is intended to compensate the Employee for the loss of benefits under the Employee Benefit Plans caused by his termination of employment as of the Termination Date. No further benefits shall accrue to the Employee under Section 5.d. after the Termination Date, other than those that had accrued through the Termination Date and are payable under the terms of such Plans, or those that are required by law (including, but not limited to, rights to continuation of health coverage under the Consolidated Omnibus. Budget Reconciliation Act of 1985 ("COBRA")).

                                    (4)      The Employee's termination shall
                           not terminate or otherwise affect his rights to amounts payable or accrued under the terms of any Fringe Benefit Programs reflected under Subparagraph 5.b. or payable or accrued under the terms of the Employee Benefit Plans reflected under Subparagraph 5.c., or to the reimbursement of accrued expenses under Paragraph 6, except as outlined in such plans or programs.

                                    (5)      If the Employee's Termination for
                           Good Reason occurs during the Protected Period, this Subsection 8.d.ii) shall not apply, and payments to the Employee shall be governed by Subsection 8.f. below.

                           iii) For Any Other Reason. If the Employee terminates his employment with the Employer for any reason other than Retirement or Good Reason, then:

                                    (1)      All payments of Base Annual Salary
                           that have accrued through the Termination Date shall be paid to the Employee on the payroll date following the Termination Date;

                                    (2)      No further payments under
                           Subparagraphs 5.a., 5.b., or 5.d. shall be payable by the Employer;

                                    (3)      The Employee's termination shall
                           not terminate or otherwise affect his rights to amounts payable or accrued under the terms of any Fringe Benefit Programs reflected under Subparagraph 5.b. or payable or accrued under the terms of the Employee Benefit Plans reflected under Subparagraph 5.c., or to the reimbursement of accrued expenses under Paragraph 6, except as outlined in such plans or programs.

                  e.       Termination by Employer

                           i)       For Cause.

                                    (1)      Upon a majority vote of the members
                           of the Compensation Committee and the Board that an event has occurred under which the Employee's employment under this Agreement is terminable for Cause (a "Cause Event"), the Compensation Committee shall issue a written notice to the Employee that he is being terminated for Cause.

                                    (2)      The Compensation Committee and the
                           Board have the sole discretion to determine whether an Employee's conduct constitutes Cause. If the Employee is a member of the Compensation Committee or the Board, whichever is determining whether there is a Cause Event, the decision to terminate the Employee's employment for Cause shall be made by a majority of the members of the Compensation Committee or Board, without counting the vote of the Employee.

                                    (3)      Upon Termination for Cause, the
                           Employer shall pay compensation and benefits as discussed under Section 8.d.iii) above. Employee will be obligated to indemnify the Employer in an amount equal to all damages suffered by the Employer, if any, resulting from the Cause of Employee's termination.

                           ii) Termination Without Cause. The Employer may discharge the Employee at any time without Cause and, in that event, the rights and obligations of the Employee and the Employer shall be as set forth in Section 8.d.ii) (unless such termination constitutes a Change in Control Termination under this Agreement, in which case the provisions of Subsection 8.f. apply).

                  f.       Change in Control Termination

                           i) Trigger Events for Change in Control Benefit. The Employee shall be eligible for the Change in Control Benefit set forth in Subsection (ii) hereof if:

                                    (1)      The Employee voluntarily terminates
                           employment for any reason during the 30-day period beginning on the date on which a Change in Control occurs;

                                    (2)      The Employee voluntarily terminates
                           employment for any reason during the thirty (30) day period beginning on the one-year anniversary of the date on which a Change in Control occurs;

                                    (3)      The Employee voluntarily terminates
                           employment within ninety (90) days of an event that both occurs during the Protected Period and constitutes Good Reason;

                                    (4)      The Employer or its successor(s) in
                           interest terminate the Employee's employment during the Protected Period without his written consent and for any reason other than for Cause; or

                                    (5)      The Employee dies or becomes
                           Disabled after a Change in Control during the Protected Period.

                           ii) Amount of Change in Control Benefit. Upon the occurrence of a Trigger Event, the Employer shall pay the Employee a severance payment equal to :

                                    (1)      three (3) times the total of:

                                             (A)      the amount of Base Salary,
                                    as defined under Section 5.a. above (and as in effect as of the day before the Change in Control), plus

                                             (B)      the average of any
                                    short-term incentive compensation earned by the Employee (including any amount of such compensation that the Employee elected to defer to any qualified or nonqualified deferred compensation plan) in the three (3) calendar years preceding the calendar year in which the Change in Control occurred; plus

                                    (2)      the amount of any target short-term
                           incentive compensation for the year of the Change in Control (as determined under any such program in effect and applicable to the Employee for the year of the Change in Control), times a fraction, the numerator of which is the number of months in the fiscal year of Eagle Bancshares, Inc. prior to the Change in Control (including the month of the change in Control if it was effective as of the fifteenth
                           (15th) day of the month or later), and the denominator of which is twelve (12).

                           iii)     Other Amounts Payable on Change in Control.

                                    (1)      In addition to this Change in
                           Control Benefit, the Employee is entitled to amounts payable equal to those described in Section 8.d.iii).

                                    (2)      In order to compensate the Employee
                           for the loss of benefits under the Employee Benefit Plans caused by his termination of employment in connection with the Change in Control, for each calendar year during the Protected Period following the Change in Control, the Employer will pay to the Employee an additional amount equal to twenty-five percent (25%) of the Employee's Base Annual Salary as of the day before the Change in Control. This amount shall be payable on each January 31st after the Change in Control and during the Protected Period. Notwithstanding the foregoing, the Employee may elect to have the total of all the payments under this Subsection 8.f.iii) paid to him in one lump sum on the January 31st following the Change in Control date.

                           iv) Form of Payment of Change in Control Benefit. The Change in Control Benefit shall be paid in one lump sum within ten (10) days of the later of (A) the date of the Change in Control; or (B) the Employee's last day of employment with the Employer.

                           v) Modification of Change in Control Benefit for Excess Parachute Payments. If:

                                    (1)      the amount of the Change in Control
                           Benefit is determined by the External Auditor to be a "parachute payment" under Code Section 280G(b)(2); and

                                    (2)      the External Auditor determines
                           that the Change in Control Benefit, when added to any other amounts paid by the Employer to the Employee in relation to a Change in Control, would result in the imposition of a tax on the Change in Control Benefit under Code Section 4999, the Employer will pay an additional "gross-up" amount equal to the sum of the excise tax due under Code Section 4999 in relation to the Change in Control Benefit, plus the income and other taxes due in relation to the additional payment, as such amount is determined by the External Auditor. For purposes of this Section, the term "External Auditor" means the external auditing firm that prepared the most recent audited financial statements for Eagle Bancshares, Inc. prior to the Change in Control.

                  g.       Termination or Suspension Under Federal Law.

                           i)       If the Employee is removed and/or
                  permanently prohibited from participating in the conduct of the Employer's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) or 8(g)(1)), the Employee's
                  employment will terminate as of the effective date of such order, and the provisions of Subsection 8.e.i) shall apply.

                           ii)      If the Employer is in default (as defined in
                  Section 3(x)(1) of the FDIA), the Employee's employment will terminate as of such default, and the provisions of Subsection 8.e.i) shall apply.

                           iii)     If a notice served under Section 8(e)(3) or
                  Section 8(g)(1) of the FDIA suspends and/or temporarily prohibits the Employee from participating in the conduct of the Employer's affairs, the Employer's obligations under this Agreement shall be suspended as of the date of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer may, at its discretion:

                                    (1)      Pay the Employee all or part of the
                           compensation withheld while its Agreement obligations were suspended, and

                                    (2)      Reinstate (in whole or in part) any
                           of its obligations that were suspended.

                           iv) Any payments made to the Employee pursuant to this Agreement or otherwise are subject to and conditioned upon their compliance with both 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder and Regulatory Bulletin 27A, but only to the extent required thereunder on the date any payment is required pursuant to this Agreement.

                  h. No Mitigation. The Employee is not required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment. Notwithstanding the foregoing, the payment of any compensation amounts under this Section to the Employee after his Termination Date for any reason other than Retirement or Death shall be conditioned on the Employee's resignation as a member of the Board (and of the boards of directors of any Affiliate).

         9. Arbitration of Disputes. In the event of any dispute or claim relating to or arising out of this Agreement, such dispute shall be fully, finally and exclusively resolved by a panel of three neutral arbitrators to be mutually agreed upon by the parties. Such arbitration will be decided under the employment dispute resolution rules of the American Arbitration Association and will be held in DeKalb County, Georgia. If the parties cannot agree upon such arbitrators within twenty (20) days after submission of a party's request for arbitration in writing, the arbitrators will be selected in accordance with the procedures of the American Arbitration Association. The parties agree that the existence, content and result of any arbitration proceeding shall be confidential, except to the extent that the Employer determines it is required to disclose such matters in accordance with applicable laws. EMPLOYEE IS REQUIRED TO INITIAL HERE: /s/ SER EMPLOYER IS REQUIRED TO INITIAL HERE: /s/ CJS

         10.      Miscellaneous.

                  a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without regard to conflicts of law principles thereof.

                  b. Entire Agreement. This Agreement constitutes the entire Agreement between Employee and Employer with respect to the subject matter hereof and, as of the

         Effective Date, shall supersede in their entirety any and all prior oral or written agreements, understandings or arrangements between Employee and Employer or its Affiliates relating to the terms of Employee's employment, including without limitation the Employment Agreement entered into by Employee and Employer dated June 1, 1997. All such agreements, understandings and arrangements are terminated and are of no force and effect as of the Effective Date. Employee hereby expressly disclaims any rights under any prior agreements, understandings and arrangements. This Agreement may not be amended or terminated except by an agreement in writing signed by both parties or pursuant to the terms of this Agreement.

                  c. Indemnification. The Employer agrees that its Bylaws shall continue to provide for the indemnification of directors, officers, employees, and agents of the Employer, including the Employee, during the full Term.

                  d. Counterparts. This Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same instrument.

                  e. Enforcement. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is understood and agreed that no failure or delay by Employer or Employee in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                  f.       Assignment and Attachment.

                           i) By the Employer. This Agreement may not be assigned by Employer, provided that this Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Employer, which shall acquire, directly or indirectly, by merger, consolidation, purchase, or otherwise, all or substantially all of the assets or stock of the Employer.

                           ii) By the Employee. Since the Employer is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Employer. However, nothing in this paragraph shall preclude:

                                    (1)      The Employee from designating a
                           beneficiary to receive any benefit payable hereunder upon his death; or

                                    (2)      The executors, administrators, or
                           other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled hereunder.

                           iii) Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

                  g. Amendments. No amendments, additions, or deletions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

                  h. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  i. Binding Agreement. This Agreement shall be binding on any successors or assigns of either party hereto.

                  j. Employment by Affiliates. For purposes of this Agreement, employment of the Employee by any Affiliate shall be deemed to be employment by the Employer hereunder, and a transfer of employment of the Employee from one such Affiliate to another shall not be deemed to be a termination of employment of the Employee by the Employer or a cessation of the Term, it being the intention of the parties hereto that employment of the Employee by any Affiliate shall be treated as employment by the Employer and that the provisions of this Agreement shall continue to be fully applicable following any such transfer. References herein to the "Employer" shall mean any such Affiliate that employs the Employee.

                  k. Notices. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered in person or by nationally recognized overnight courier service or deposited in the mails, postage prepaid, return receipt requested, addressed as follows:

                           To Employer:

                           Tucker Federal Bank
                           Post Office Box 86
                           Tucker, Georgia  30084
                           Attention:       Human Resource Director

                           To Employee:

                           SHEILA E. RAY
                           5106 STAVERLY LANE
                           NORCROSS, GEORGIA  30092

                  Notices given in person or by overnight courier service shall be deemed given when delivered in person or when delivered to the courier addressed to the address required by this Section, and notices given by mail shall be deemed given three days after deposit in the mails. Any party hereto may designate by written notice to the other party in accordance herewith any other address to which notices addressed to him shall be sent.

                  l. Policies and Procedures of the Employer: The Employee has signed an acknowledgement that he has read, understands and has a received a copy of the Employee Handbook containing the policies in effect at the Employer. The Employee understands that he is expected to fully and completely comply with all policies as established, and from time to time amended by the Board of Directors of the Employee.

         11. Certification by Employee. THE EMPLOYEE CERTIFIES THAT THE EMPLOYEE HAS READ THE ENTIRE CONTENTS OF THIS AGREEMENT BEFORE THE EMPLOYEE SIGNED THIS AGREEMENT; THAT THE EMPLOYEE WAS ENCOURAGED AND AFFORDED SUFFICIENT OPPORTUNITY BY THE CORPORATION TO OBTAIN INDEPENDENT LEGAL ADVICE PRIOR TO THE EMPLOYEE'S EXECUTION OF THIS AGREEMENT; THAT THE EMPLOYEE FULLY UNDERSTANDS ALL THE TERMS, CONDITIONS AND PROVISIONS SET FORTH IN THIS AGREEMENT, PARTICULARLY INCLUDING, BUT NOT LIMITED TO, THE EMPLOYEE'S FIDUCIARY AND CONFIDENTIAL RELATIONSHIP WITH THE CORPORATION AND THE EMPLOYEE'S RESTRICTIVE COVENANTS AND AGREEMENTS, AND THAT THE EMPLOYEE ACKNOWLEDGES THAT EACH SAID TERM, CONDITION AND PROVISION IS NECESSARY TO PROTECT THE CORPORATION'S LEGITIMATE INTERESTS AND IS FAIR AND REASONABLE INSOFAR AS IT PERTAINS TO THE EMPLOYEE; THAT THE EMPLOYEE HAS RECEIVED A COPY OF THIS AGREEMENT AS SIGNED BY THE EMPLOYEE; AND THAT THE EMPLOYEE BEING BOUND BY THIS AGREEMENT IS A CONDITION PRECEDENT TO THE CORPORATION'S EXECUTION HEREOF.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    "EMPLOYER"
                                    TUCKER FEDERAL BANK



                                    By: /s/ C. J. Sechler, Jr.
                                       ----------------------------------
                                    Name:   C. J. Sechler, Jr.
                                    Title:  Chairman

                                    "EMPLOYEE"
                                    SHEILA E. RAY



                                        /s/ Sheila E. Ray
                                       ----------------------------------